EXHIBIT 5.1
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                        [LETTERHEAD OF LANG MICHENER LLP]

May 20, 2004

Vasogen Inc.
2155 Dunwin Drive
Suite 10
Mississauga, Ontario, Canada
L5L 4M1


Dear Sirs:

RE:      VASOGEN INC. REGISTRATION STATEMENT ON FORM S-8

We have acted as your Canadian counsel in connection with the filing by Vasogen Inc. ("Vasogen") with the United States Securities and Exchange Commission of a Registration Statement on Form S-8 registering 4,441,693 common shares of Vasogen (the "Option Shares") to be issued in connection with the Vasogen Inc. Employee Stock Option Plan - 2003, Vasogen Inc. Share Option Plan and Vasogen Inc. Director Stock Option Plan - 2003 (collectively, the "Option Plans").

In connection with the foregoing and for the purpose of the opinions hereinafter expressed, we have relied on a Certificate of Compliance dated May 20, 2004 issued by the Director appointed under the CANADA BUSINESS CORPORATIONS ACT, and have reviewed a copy of the Option Plans, directors' resolutions and other records of Vasogen.

We have also considered such questions of laws as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

In all such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles.

Based upon the foregoing, we are of the opinion that:

1. Vasogen is validly existing as a corporation under the CANADA BUSINESS CORPORATIONS ACT; and



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2.       the Option Shares have been duly authorized and created and when issued and paid for in accordance with the terms of the Option Plans, will be validly issued and outstanding as fully paid and non-assessable common shares in the capital of Vasogen.

We consent to the use and filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, and any amendments thereto or any Prospectus relating thereto.


Yours truly,

/s/ LANG MICHENER LLP

LANG MICHENER LLP











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